Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-80177, 333-82249, 333-34570, 333-51878, 333-76272, 333-87618, 333-102434, 333-104169, 333-109895, 333-112022, 333-116187, 333-122054, 333-124092, 333-142709, 333-146195, 333-160321, 333-179794, 333-186765 and 333-191773) and Form S-3 (No. 333-108826) of F5 Networks, Inc. of our report dated November 22, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Seattle, WA
November 22, 2013